Exhibit 99.1

United Reports April 2017

Operational Performance

CHICAGO, May 8, 2017 – United Airlines (UAL) today reported April 2017 operational results.

UAL’s April 2017 consolidated traffic (revenue passenger miles) increased 7.4 percent and consolidated capacity (available seat miles) increased 4.0 percent versus April 2016. UAL’s April 2017 consolidated load factor increased 2.6 points compared to April 2016.

Operational achievements and records from April (mainline):

•	Finished April ahead of all primary competitors in important metrics including on-time departures and arrivals, as well as the fewest flight cancellations for the month among the same group of peers.

•	Achieved another record-setting month with fewer flight cancellations than any other month in the company’s history.

•	Set a no-cancel streak record, going 145 hours without a flight cancellation.

The company continues to expect second-quarter 2017 consolidated passenger unit revenue to be up 1.0 to 3.0 percent compared to the second quarter of 2016.

About United

United Airlines and United Express operate approximately 4,500 flights a day to 337 airports across five continents. In 2016, United and United Express operated more than 1.6 million flights carrying more than 143 million customers. United is proud to have the world’s most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C. United operates 743 mainline aircraft and the airline’s United Express partners operate 478 regional aircraft. The airline is a founding member of Star Alliance, which provides service to 190 countries via 28 member airlines. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol “UAL”.

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News Release
United Airlines
Worldwide Media Relations
872.825.8640
media.relations@united.com

United Reports April 2017 Operational Performance / Page 2

Preliminary Operational Results

	April			Year-to-Date
	2017	2016	Change	2017	2016	Change
REVENUE PASSENGER MILES (000)
Domestic	10,054,302	9,338,479	7.7%	37,139,761	35,487,132	4.7%
Mainline	8,209,695	7,466,643	10.0%	30,090,462	28,117,935	7.0%
Regional	1,844,607	1,871,836	(1.5%)	7,049,299	7,369,197	(4.3%)
International	7,511,988	7,022,775	7.0%	28,037,509	27,455,631	2.1%
Atlantic	2,780,633	2,669,523	4.2%	9,173,275	9,248,314	(0.8%)
Pacific	2,729,937	2,582,258	5.7%	10,901,456	10,458,001	4.2%
Latin	2,001,418	1,770,994	13.0%	7,962,778	7,749,316	2.8%
Mainline	1,924,055	1,701,331	13.1%	7,661,933	7,451,528	2.8%
Regional	77,363	69,663	11.1%	300,845	297,788	1.0%
Consolidated	17,566,290	16,361,254	7.4%	65,177,270	62,942,763	3.6%
AVAILABLE SEAT MILES (000)
Domestic	11,552,761	11,087,915	4.2%	44,068,987	42,625,918	3.4%
Mainline	9,347,742	8,847,950	5.6%	35,445,219	33,614,157	5.4%
Regional	2,205,019	2,239,965	(1.6%)	8,623,768	9,011,761	(4.3%)
International	9,587,093	9,238,911	3.8%	36,878,999	35,973,991	2.5%
Atlantic	3,602,656	3,750,278	(3.9%)	13,030,680	13,298,236	(2.0%)
Pacific	3,542,943	3,311,195	7.0%	14,107,421	13,143,552	7.3%
Latin	2,441,494	2,177,438	12.1%	9,740,898	9,532,203	2.2%
Mainline	2,336,010	2,069,265	12.9%	9,299,878	9,087,487	2.3%
Regional	105,484	108,173	(2.5%)	441,020	444,716	(0.8%)
Consolidated	21,139,854	20,326,826	4.0%	80,947,986	78,599,909	3.0%
PASSENGER LOAD FACTOR
Domestic	87.0%	84.2%	2.8 pts	84.3%	83.3%	1.0 pt
Mainline	87.8%	84.4%	3.4 pts	84.9%	83.6%	1.3 pts
Regional	83.7%	83.6%	0.1 pts	81.7%	81.8%	(0.1) pts
International	78.4%	76.0%	2.4 pts	76.0%	76.3%	(0.3) pts
Atlantic	77.2%	71.2%	6.0 pts	70.4%	69.5%	0.9 pts
Pacific	77.1%	78.0%	(0.9) pts	77.3%	79.6%	(2.3) pts
Latin	82.0%	81.3%	0.7 pts	81.7%	81.3%	0.4 pts
Mainline	82.4%	82.2%	0.2 pts	82.4%	82.0%	0.4 pts
Regional	73.3%	64.4%	8.9 pts	68.2%	67.0%	1.2 pts
Consolidated	83.1%	80.5%	2.6 pts	80.5%	80.1%	0.4 pts
ONBOARD PASSENGERS (000)
Mainline	8,780	7,855	11.8%	32,605	30,132	8.2%
Regional	3,297	3,374	(2.3%)	12,577	13,184	(4.6%)
Consolidated	12,077	11,229	7.6%	45,182	43,316	4.3%
CARGO REVENUE TON MILES (000)
Total	265,410	222,109	19.5%	1,013,844	844,373	20.1%
OPERATIONAL PERFORMANCE
Mainline Departure Performance[1]	69.0%	68.8%	0.2 pts
Mainline Completion Factor	99.9%	98.5%	1.4 pts

[1]	Based on mainline scheduled flights departing by or before scheduled departure time

Note: See Part II, Item 6 Selected Financial Data of the company’s Annual Report on Form 10-K for the year ended December 31, 2016 for the definition of these statistics

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United Reports April 2017 Operational Performance / Page 3

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; costs associated with any modification or termination of our aircraft orders; our ability to utilize our net operating losses; our ability to attract and retain customers; potential reputational or other impact from adverse events in our operations; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic and political conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; economic and political instability and other risks of doing business globally; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the effects of any technology failures or cybersecurity breaches; disruptions to our regional network; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; the success of our investments in airlines in other parts of the world; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

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